10f-3 Transactions Summary
Evergreen Compliance Department
has on file a checklist
signed by the portfolio manager
and a compliance manager
stating that the transaction
fully complies with the conditions
of Rule 10f-3 of the
Investment Company Act of 1940.


Fund
California Muni Bond Fund
Security
State of California
Advisor
EIMCO
Transaction Date
3/25/2009
Cost
$5,000,000
Offering Purchase
0.13%
Broker
Merrill Lynch
Underwriting Syndicate Members
Merrill Lynch & Co


Fund
Pennsylvania Municipal Bond
Security
Geisinger Authority
Advisor
EIMCO
Transaction Date
5/19/2009
Cost
2977560
Offering Purchase
2.60%
Broker
JP Morgan
Underwriting Syndicate Members
J.P. Morgan
Merrill Lynch & Co
Wachovia Bank, N.A.